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                                   EXHIBIT 11


                              DATA DIMENSIONS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                Three Months Ended June 30,        Six Months Ended June 30,
                                                                 ------------------------          ------------------------
                                                                    1998             1997             1998             1997
                                                                 -------          -------          -------          -------
Weighted average shares outstanding                               12,864           12,231           12,763           12,115

Dilutive common stock options using the treasury  stock
    method                                                           166              353              270              347
                                                                 -------          -------          -------          -------

Total shares used in per diluted share calculations               13,030           12,584           13,033           12,462
                                                                 =======          =======          =======          =======

Net income                                                       $ 2,021          $ 1,002          $ 3,018          $ 1,427
                                                                 =======          =======          =======          =======

Net income per share - basic                                     $  0.16          $  0.08          $  0.24          $  0.12
                                                                 =======          =======          =======          =======

Net income per share - diluted                                   $  0.16          $  0.08          $  0.23          $  0.11
                                                                 =======          =======          =======          =======